                             CLASS 6 - MASTER BALLOT

   IMPORTANT: A BANKRUPTCY CASE HAS NOT BEEN COMMENCED AS OF THE DATE OF THE
                         DISTRIBUTION OF THIS DOCUMENT.

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE,
         OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS CONTAINED IN
            THE MATERIALS MAILED WITH THIS BALLOT OR OTHER MATERIALS
                       AUTHORIZED BY THE BANKRUPTCY COURT

                  MASTER BALLOT FOR ACCEPTING OR REJECTING THE
                    JOINT PREPACKAGED PLAN OF REORGANIZATION
                   OF ACP HOLDING COMPANY, NFC CASTINGS, INC.,
                           NEENAH FOUNDRY COMPANY AND
                           CERTAIN OF ITS SUBSIDIARIES

                   CLASS 6 - EXISTING SUBORDINATED NOTE CLAIMS

              (HOLDERS OF 11-1/8% SENIOR SUBORDINATED NOTES DUE 2007)

This Master Ballot may not be used for any purpose other than for submitting votes to accept or reject the Plan (as defined herein) and electing not to participate in the mutual releases pursuant to the Plan. All capitalized terms used in the Master Ballot or Voting Instructions but not otherwise defined therein shall have the meaning ascribed to them in the Joint Prepackaged Plan of Reorganization of ACP Holding Company, NFC Castings, Inc., Neenah Foundry Company and certain of its subsidiaries dated July 1, 2003 (the "Plan").

This Master Ballot is being sent to brokers, proxy intermediaries, and other nominees of Beneficial Owners (as defined herein) and is to be used by brokers, proxy intermediaries or other nominees for casting votes to accept or reject the Plan on behalf of and in accordance with the Ballots cast by the Beneficial Owners holding Class 6 Claims through such brokers, proxy intermediaries, or other nominees.

The Plan referred to in this Master Ballet can be confirmed by the Bankruptcy Court and thereby made binding on all Holders of Claims if it is accepted by the Holders of two-thirds in amount and more than one-half in number of Claims in each Impaired Class voting on the Plan. In the event the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan if the Bankruptcy Court finds that the Plan accords fair and equitable treatment to the Class or Classes rejecting it and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code. To have the votes of your Beneficial Owners count, you must complete and return this Master Ballot.

                       PLEASE READ AND FOLLOW THE ENCLOSED
       VOTING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THE MASTER BALLOT.

           THIS MASTER BALLOT IS ACCOMPANIED BY A RETURN ENVELOPE THAT
               IS ADDRESSED TO M&A INNISFREE (THE "VOTING AGENT").
         THIS BALLOT MUST BE RECEIVED BY THE VOTING AGENT BY 5:00 P.M.,
     NEW YORK CITY TIME, ON OR BEFORE JULY 31, 2003 (THE "VOTING DEADLINE"),
          UNLESS THE DEBTORS, IN THEIR SOLE DISCRETION, EXTEND OR WAIVE
        THE PERIOD DURING WHICH BALLOTS WILL BE ACCEPTED BY THE DEBTORS,
    OR TERMINATE THE SOLICITATION PERIOD EARLY FOR WHATEVER REASON INCLUDING, WITHOUT LIMITATION, DUE TO RECEIPT OF THE REQUISITE VOTES IN EACH CLASS
     APPROVING THE PLAN, IN WHICH CASE THE TERM "VOTING DEADLINE" FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME AND DATE TO WHICH SUCH SOLICITATION IS
         EXTENDED OR THE DATE ON WHICH THE SOLICITATION IS TERMINATED.

THIS MASTER BALLOT IS TO BE USED BY BROKERS, PROXY INTERMEDIARIES OR OTHER NOMINEES, FOR CASTING VOTES TO ACCEPT OR REJECT THE PLAN, ON BEHALF OF BENEFICIAL OWNERS HOLDING THE 11-1/8% SENIOR SUBORDINATED NOTES DUE 2007 (THE "NOTES") ISSUED BY NEENAH FOUNDRY COMPANY.

IF YOU ARE ONLY THE BENEFICIAL OWNER OF THE NOTES, DO NOT USE THIS BALLOT. YOU MUST CONTACT YOUR BROKER, PROXY INTERMEDIARY, OR OTHER NOMINEE TO OBTAIN AN APPROPRIATE BALLOT AND FOLLOW THE INSTRUCTIONS CONTAINED THEREIN.

IF YOU ARE AN INTERVENING BROKER, PROXY INTERMEDIARY OR OTHER NOMINEE, YOU ARE REQUIRED TO COMPLETE THIS MASTER BALLOT AND DELIVER IT TO YOUR BROKER, PROXY INTERMEDIARY OR OTHER NOMINEE. YOU SHOULD RETURN THIS MASTER BALLOT IN SUCH CASES SO AS TO ALLOW ADDITIONAL TIME FOR ALL BALLOTS TO BE DELIVERED TO THE VOTING AGENT BY THE VOTING DEADLINE.

              MASTER BALLOTS CAST BY FACSIMILE WILL NOT BE COUNTED

ITEM 1.           TABULATION OF VOTES WITH RESPECT TO THE PLAN

                  Please note that each Beneficial Owner of the Notes who votes must vote all the Notes owned by such Beneficial Owner. For purposes of tabulating the vote, each Beneficial Owner who votes should be deemed to have voted the full amount of the Notes owned by such Beneficial Owner according to your records. A Beneficial Owner may not split the vote and, accordingly, a beneficial owner ballot (a "Beneficial Owner Ballot") received from a Beneficial Owner that partially accepts and partially rejects the Plan must not be counted.

ITEM 2.           AGGREGATE FACE AMOUNT OF NOTES AS TO WHICH VOTES ARE CAST

                  By signing this Master Ballot, the undersigned certifies, as applicable, that it (i) is the registered or record owner as of June 27 of ___________ aggregate face amount of the Notes (Class 6 Claims); (ii) acting under a Power of Attorney granted by the record owner(s) of __________ aggregate face amount of the Notes (Class 6 Claims); (iii) has been granted a proxy with respect to __________ aggregate face amount of the Notes (Class 6 Claims); or
(iv) is an intermediate nominee with respect to __________ aggregate face amount of the Notes (Class 6 Claims).

ITEM 3.           VOTE ON PLAN - AGGREGATE FACE AMOUNT (IN DOLLARS)

                  As instructed by the Beneficial Owners of the aggregate face amount of the Notes set forth in Item 2 above, the undersigned transmits the following votes of such Beneficial Owners in respect of their Notes (Class 6 Claims):

         TO ACCEPT THE PLAN             $_______________________________________
                                             Aggregate Face Amount of Notes

         TO REJECT THE PLAN             $_______________________________________
                                             Aggregate Face Amount of Notes

ITEM 4.           VOTE ON PLAN - NUMBERS OF BENEFICIAL OWNERS

                  The undersigned certifies that the following Beneficial Owners of Notes, as identified by their respective customer account numbers or the respective sequence numbers set forth below, have delivered to the undersigned Ballots casting votes on the Plan (indicate the aggregate face amount for each respective account under the appropriate column) (please use additional sheets of paper if necessary). Please note: Each Beneficial Owner must vote all of its Notes either to accept or reject the Plan, and may not split such vote:

              CUSTOMER NAME AND/OR ACCOUNT NUMBER
               FOR EACH BENEFICIAL OWNER OF NOTES
   (IF CUSTOMER HAS MORE THAN ONE ACCOUNT, PLEASE INDICATE BY
              LISTING EACH ACCOUNT A, B, C, ETC.)                    TO ACCEPT THE PLAN         TO REJECT THE PLAN
-----------------------------------------------------------------  ------------------------  -------------------------
  1.___________________________________________________________      $____________________     $_____________________

  2. __________________________________________________________      $____________________     $_____________________

  3. __________________________________________________________      $____________________     $_____________________

  4. __________________________________________________________      $____________________     $_____________________

  5. __________________________________________________________      $____________________     $_____________________

  6. __________________________________________________________      $____________________     $_____________________

  7.___________________________________________________________      $____________________     $_____________________

  8. __________________________________________________________      $____________________     $_____________________

  9. __________________________________________________________      $____________________     $_____________________

  10. _________________________________________________________      $____________________     $_____________________

Please use additional sheets of paper if necessary.

ITEM 5.           RELEASES

                  THE PLAN PROVIDES THAT EACH HOLDER OF A CLAIM THAT VOTES TO ACCEPT THE PLAN WILL RELEASE ALL CLAIMS AGAINST CERTAIN PARTIES ON THE EFFECTIVE DATE OF THE PLAN UNLESS THE HOLDER OF A CLAIM VOTES AGAINST GIVING THE MUTUAL RELEASES. THE FOLLOWING BENEFICIAL OWNERS HAVE AFFIRMATIVELY ELECTED IN THEIR BALLOT NOT TO PARTICIPATE IN THE MUTUAL RELEASES DESCRIBED IN ARTICLE IX.C OF THE PLAN.

                       CUSTOMER NAME AND/OR ACCOUNT NUMBER
                       FOR EACH BENEFICIAL OWNER OF NOTES
                     (IF CUSTOMER HAS MORE THAN ONE ACCOUNT, PLEASE
                 INDICATE BY LISTING EACH ACCOUNT A, B, C, ETC.)
        -----------------------------------------------------------------

          1. __________________________________________________________

          2. __________________________________________________________

          3. __________________________________________________________

          4. __________________________________________________________

          5. __________________________________________________________

          6. __________________________________________________________

          7. __________________________________________________________

          8. __________________________________________________________

          9. __________________________________________________________

          10. _________________________________________________________

Please use additional sheets of paper if necessary.

ITEM  6.          ADDITIONAL BALLOTS SUBMITTED BY BENEFICIAL OWNERS
                  (IF APPLICABLE)

                  The undersigned certifies that it has transcribed below the information, if any, provided in each Beneficial Owner Ballot received from a Beneficial Owner:

                                                                                  AGGREGATE PRINCIPAL
                                                                                    AMOUNT OF NOTES
       YOUR CUSTOMER                                          CUSTOMER               HELD IN OTHER          CUSIP NUMBER
NAME AND/OR ACCOUNT NUMBER      NAME OF CUSTOMER'S         ACCOUNT NUMBER         ACCOUNTS AND VOTED        (LIST EACH
         FOR EACH                OTHER CUSTODIAN          OF OTHER ACCOUNT             THROUGH            DIFFERENT CUSIP
     BENEFICIAL OWNER           OR BROKER NOMINEE         (IF APPLICABLE)        SUCH OTHER ACCOUNTS       ON NEW LINE)
---------------------------  ------------------------  ----------------------  -----------------------  --------------------
  1._____________________     ______________________    ____________________    $____________________    __________________

  2._____________________     ______________________    ____________________    $____________________    __________________

  3._____________________     ______________________    ____________________    $____________________    __________________

  4._____________________     ______________________    ____________________    $____________________    __________________

  5._____________________     ______________________    ____________________    $____________________    __________________

  6._____________________     ______________________    ____________________    $____________________    __________________

  7._____________________     ______________________    ____________________    $____________________    __________________

  8._____________________     ______________________    ____________________    $____________________    __________________

  9._____________________     ______________________    ____________________    $____________________    __________________

  10.____________________     ______________________    ____________________    $____________________    __________________

  11.____________________     ______________________    ____________________    $____________________    __________________

  12.____________________     ______________________    ____________________    $____________________    __________________

 Please use additional sheets of paper if necessary.

ITEM 7.           CERTIFICATION OF DELIVERY OF DOCUMENTS

By signing this Master Ballot, the undersigned certifies:

                  (i) That (a) it has received a copy of the Plan, the Disclosure Statement, Ballot and other solicitation materials and documents related thereto (collectively, "Solicitation Package") and has delivered the same to the Beneficial Owners listed thereon, (b) it has received a completed and signed Ballot from each such Beneficial Owner, (c) it is the registered holder of the Notes being voted, (d) it has been authorized by each such Beneficial Owner to vote on the Plan, and (e) the Beneficial Owner has certified to such nominee that such Beneficial Owner has not submitted any other Ballots for such Class of Claims held in other accounts or other registered names, or, if it has submitted another Ballot held in other accounts or registered names, that the Beneficial Owner has certified to such nominee that such Beneficial Owner has cast the same vote for such Class of Claims, and such nominee will disclose such other accounts or registered holders and such other Ballots;

                  (ii) That it has properly disclosed (a) the number of such Beneficial Owners, (b) the respective amounts of the Notes owned, as the case may be, by each such Beneficial Owner, (c) each Beneficial Owner's respective vote concerning the Plan, (d) each Beneficial Owner's respective election to receive the Note Alternative or the Cash Alternative under the Plan, (e) any Beneficial Owner's election to not participate in the mutual releases and (f) the customer account or other identification number for each such Beneficial Owner; and

                  (iii) That it will maintain Ballots returned by Beneficial Owners (whether properly completed or defective) for disclosure to the Bankruptcy Court or the Debtors if so ordered.

                  (iv) That if it signs this Master Ballot without indicating a specific amount of the Class 6 Claims rejecting the Plan, the amount of Class 6 Claims set forth in Item 2 above will be counted as voting to accept the Plan.

ITEM 8.           CERTIFICATION OF AUTHORITY TO VOTE

                  By signing and returning this Master Ballot, the undersigned certifies that as of June 27, 2003 ("Voting Record Date"), it was (please check the applicable box):

                  [] A broker, bank or other nominee for the Beneficial Owners of the aggregate principal amount of the Notes listed above, and is the registered holder of such Notes, or

                  [] Acting under a power of attorney and/or agency (a copy of which will be provided on request) granted by a broker, bank or other nominee that is the registered holder of the aggregate principal amount of the Notes listed above, or

                  [] Had been granted a proxy (an original of which is attached hereto) from a broker, bank or other nominee, or a Beneficial Owner, that is the registered holder of the aggregate principal amount of the Notes listed above, or

                  [] An intermediate institutional nominee for the Beneficial Owners of the aggregate principal amount of the Notes listed above,

and accordingly has full power and authority to vote to accept or reject the Plan and elect not to participate in the mutual releases as set forth on the Ballots, on behalf of the Beneficial Owners of the Notes as described in Items 4 and 5 above. The undersigned also acknowledges that this Master Ballot is subject to all the terms and conditions set forth in the Disclosure Statement and the voting instructions attached hereto.

                  This Master Ballot may not be used for any purpose other than for casting votes to accept or reject the Plan and to elect not to participate in the mutual releases.

Name of Broker, Bank or Other Nominee: ________________________________________
                                                                 (Print or Type)

By: ___________________________________________________________________________
                                     (Signature of Nominee or Authorized Agent)

Print or Type Name of Signatory: ______________________________________________
                                                               (If Appropriate)

Title: ________________________________________________________________________

Address: ______________________________________________________________________

_______________________________________________________________________________

Telephone Number: _____________________________________________________________

Social Security or Federal Tax I.D. No.: ______________________________________

Date Completed: _______________________________________________________________

                     THIS MASTER BALLOT MUST BE RECEIVED BY:

                           INNISFREE M&A INCORPORATED
                               501 Madison Avenue
                               New York, NY 10022
                     ATTN: Neenah Foundry Ballot Tabulation

                         Banks and brokers call collect:
                                  212-750-5833

                           All others call toll-free:
                                  877-750-2689

                         BY 5:00 P.M. NEW YORK CITY TIME
               ON OR BEFORE JULY 31, 2003 (THE "VOTING DEADLINE"),
                  UNLESS THE DEBTORS, IN THEIR SOLE DISCRETION,
                 EXTEND OR WAIVE THE PERIOD DURING WHICH BALLOTS
         WILL BE ACCEPTED BY THE DEBTORS, OR TERMINATE THE SOLICITATION
 PERIOD EARLY FOR WHATEVER REASON INCLUDING, WITHOUT LIMITATION, DUE TO RECEIPT
            OF THE REQUISITE VOTES IN EACH CLASS APPROVING THE PLAN,
                    IN WHICH CASE THE TERM "VOTING DEADLINE"
           FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME AND DATE TO
            WHICH SUCH SOLICITATION IS EXTENDED OR THE DATE ON WHICH
   THE SOLICITATION IS TERMINATED OR YOUR MASTER BALLOT WILL NOT BE COUNTED.

                  INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT

                  The Debtors are soliciting votes of Beneficial Owners of Class 6 Claims with respect to the Joint Prepackaged Plan of Reorganization of ACP Holding Company, NFC Castings, Inc., Neenah Foundry Company and certain of its subsidiaries (the "Plan") (a copy of which is contained herewith). Please review the Disclosure Statement and the Plan carefully before you complete the Master Ballot. The capitalized terms used herein and in the Master Ballot and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

                  The Master Ballot is not a letter of transmittal and may not be used for any purpose other than (i) to cast votes to accept or reject the Plan and (ii) to elect not to participate in the mutual releases pursuant to the Plan. Holders should not surrender, at this time, certificates representing their Class 6 Claims, and Innisfree M&A Incorporated (the "Voting Agent") will not accept delivery of any such certificates surrendered together with this Master Ballot.

                  To have the vote of your Beneficial Owners count, you must forward the Solicitation Package to each Beneficial Owner of the Notes (or intermediate institutional nominee thereof) for voting and include a return envelope provided by and addressed to you, with sufficient lead time so that the Beneficial Owner (or intermediate institutional nominee) may return the completed Ballot to you in order for you to complete and return the Master Ballot to the Voting Agent so that it is received by the Voting Agent at the address set forth herein, not later than 5:00 p.m., New York City Time, on July 31, 2003 (the "Voting Deadline"), unless the Debtors, in their sole discretion, extend or waive the period during which Ballots will be accepted by the Debtors, or terminate the solicitation period early for whatever reason, including, without limitation, due to receipt of the requisite votes in each Class approving the Plan, in which case the term "Voting Deadline" for such solicitation shall mean the last time and date to which such solicitation is extended or the date on which the solicitation is terminated. Notice of such termination or extension shall be given by the Debtors in a manner deemed appropriate by the Debtors, in the Debtors' sole discretion. Provided that if you are an intermediate institutional nominee for any Beneficial Owners, you must forward the Solicitation Package to each such Beneficial Owner for voting and include a return envelope provided by and addressed to you, with sufficient lead time so that the Beneficial Owner (or intermediate institutional nominee) may return the completed Ballot to you in order for you to complete and return the Master Ballot to the (next) higher level of institutional nominee who represents your interests so that such (next) institutional nominee may complete and return its Master Ballot to the Voting Agent by the Voting Deadline.

                  The Plan can be confirmed by the Bankruptcy Court, and therefore made binding on the Beneficial Owners, if it is accepted by the holders of two-thirds in amount and more than one-half in number of debt claims voting on the Plan in each impaired debt class. The Debtors reserve the right to use the Ballots that are cast as a result of the solicitation to seek confirmation of the Plan under circumstances other than as specified in the preceding sentence, including a nonconsensual situation as described in Article VIII.A of the Plan. To have the Ballots of your Beneficial Owners count, you must complete and return this Master Ballot.

To complete the Master Ballot properly, take the following steps:

1. Provide appropriate information for each of the items on the Master Ballot. Please note that Items 4, 5 & 6 request information for each Person or Entity holding a beneficial interest in the Notes ("Beneficial Owner") on whose behalf you are submitting the Master Ballot. Please use the customer account number assigned by you to each such Beneficial Owner or, if no such customer account number exists, please use the sequential numbers provided (making sure to retain a separate list of each Beneficial Owner and their assigned sequential number).

2. Vote to accept or reject the Plan in Item 3 for the Notes held by you on behalf of the Beneficial Owner.

3.       Fill in the information requested in Items 4 and 5 and, if applicable,
         Item 6.

4.       Read Items 7 and 8 carefully, and check the correct box in Item 8.

5.       Sign and date your Master Ballot.

6. If you are completing this Master Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing.

7.       Provide your name and mailing address.

THE DEBTORS REQUEST THAT YOU RETAIN IN YOUR FILES THE BALLOTS RECEIVED FROM THE BENEFICIAL HOLDERS.

         - You should deliver the appropriate Ballot to each Beneficial Owner of Class 6 Claims, and take any action required to enable each such Beneficial Owner to vote their respective Class 6 Claims to accept or reject the Plan as well as to elect not to participate in the mutual releases. With regard to any Ballots returned to you, you must (a) retain such Ballots in your files and transfer the requested information from each such Ballot onto the attached Master Ballot, (b) execute the Master Ballot and (c) deliver such Master Ballot to the Voting Agent at the address set forth herein.

         - If you are both the registered holder and Beneficial Owner of any of the Class 6 Claims and you wish to vote such Class 6 Claims, you may return either a Class 6 Beneficial Ballot or a Master Ballot.

         - DO NOT TRANSMIT THE MASTER BALLOT BY TELECOPIER OR FACSIMILE AS SUCH BALLOTS WILL NOT BE COUNTED.

         No fees or commissions or other remuneration will be payable to any broker, dealer or other person for soliciting Ballots accepting the Plan.

                  IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT, THE BENEFICIAL OWNER BALLOT, THE PLAN, THE DISCLOSURE STATEMENT OR THE OTHER ENCLOSED MATERIALS, PLEASE CONTACT THE VOTING AGENT AT:

                           INNISFREE M&A INCORPORATED
                               501 MADISON AVENUE
                               NEW YORK, NY 10022
                     ATTN: NEENAH FOUNDRY BALLOT TABULATION

                         Banks and brokers call collect:
                                  212-750-5833

                           All others call toll-free:
                                  877-750-2689

                  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU, OR ANY OTHER PERSON, THE AGENT OF THE DEBTORS OR THE VOTING AGENT, OR AUTHORIZE YOU, OR ANY OTHER PERSON, TO USE ANY OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH.

                  THE METHOD OF DELIVERY OF A MASTER BALLOT TO THE VOTING AGENT IS AT THE ELECTION AND RISK OF EACH ENTITY. EXCEPT AS OTHERWISE PROVIDED HEREIN, SUCH DELIVERY WILL BE DEEMED MADE ONLY WHEN THE ORIGINAL EXECUTED MASTER BALLOT IS ACTUALLY RECEIVED BY THE VOTING AGENT. INSTEAD OF EFFECTING DELIVERY BY MAIL, IT IS RECOMMENDED, THOUGH NOT REQUIRED, THAT SUCH ENTITIES USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. DELIVERY OF A MASTER BALLOT BY FACSIMILE, E-MAIL OR ANY OTHER ELECTRONIC MEANS WILL NOT BE ACCEPTED. NO MASTER BALLOT SHOULD BE SENT TO THE DEBTORS, THE NOTES TRUSTEE, OR THE DEBTORS' FINANCIAL OR LEGAL ADVISORS.